Exhibit 10.27

SEPARATION AND RELEASE OF CLAIMS AGREEMENT
This Separation and Release of Claims Agreement (the “Agreement”) is made as of the Effective Date (as defined below) by and between Ophthotech Corporation (the “Company”) and Samir Patel, M.D. (“Executive”) (together, the “Parties”).
WHEREAS, the Company and Executive are parties to the Third Amended and Restated Employment Agreement dated as of April 30, 2015 (the “Employment Agreement”), under which Executive currently serves as President of the Company;
WHEREAS, the Parties wish to establish terms for Executive’s separation from employment with the Company; and
WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement and the consulting agreement attached to this Agreement as Attachment A (the “Consulting Agreement”) shall be the exclusive payments, benefits and rights due Executive;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Separation Date; Post-Employment Consulting Arrangement –

(a) Executive’s effective date of separation from employment with the Company will be January 13, 2017 (the “Separation Date”). As of the Separation Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Sections 7, 8 and 9 thereof shall, as amended by this Agreement, remain in full force and effect. Executive hereby resigns, as of the Separation Date, from his employment with the Company, as an officer of the Company and as a member of the Company’s Board of Directors (the “Board”). Executive agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company. Executive shall be paid (x) in accordance with the Company’s regular payroll practices, all unpaid base salary earned through the Separation Date, reimbursement of all unreimbursed business expenses incurred through the Separation Date and any accrued but unused vacation time in accordance with Company policy to which Executive was entitled through the Separation Date and (y) as of the date on which any other Company employees who are eligible to receive an annual bonus for 2016 receive such bonuses, any earned but unpaid annual bonus for 2016 (together, the “Accrued Benefits”). As of the Separation Date, all salary payments from the Company will cease and any benefits Executive had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement.

(b) Upon the Separation Date, the Company and Executive shall enter into the Consulting Agreement. During the Consultation Period (as such term is defined in the Consulting Agreement), any outstanding and unvested equity awards previously granted to Executive by the Company will continue to vest and be exercisable in accordance with the applicable equity plans and award agreements.

2.	Severance Benefits – On the earlier to occur of the end of the Consultation Period (as such term is defined in the Consulting Agreement) and Executive’s “separation from service” (as defined in

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Exhibit I), and provided Executive (i) signs and returns this Agreement on or before January 24, 2017 and does not revoke his acceptance, (ii) timely enters into the Consulting Agreement, and (iii) signs and returns the Additional Release of Claims attached hereto as Attachment B (the “Additional Release”) within five (5) business days following expiration or termination of the Consultation Period and does not revoke his acceptance, the Company will provide Executive with the following severance benefits in full satisfaction of the Company’s severance obligations under the Employment Agreement and in further consideration of Executive’s commitments and obligations set forth in this Agreement and the exhibits and attachments hereto (the “Severance Benefits”), subject to Exhibit I:

a.
Salary Continuation – Commencing on the Company’s first regularly scheduled payroll date that follows the Additional Release Effective Date (as defined in the Additional Release) (the “Payment Commencement Date”), the Company will, for a twelve (12) month period (the “Severance Period”), provide Executive with severance pay in the form of twelve equal monthly installments of $52,083.33, less all applicable taxes and withholdings.

b.
Pro-Rata Bonus – On the Payment Commencement Date, the Company shall provide Executive with a pro-rata bonus payment of $14,469.18, which is equivalent to (x) sixty-five percent (65%) of Executive’s annualized base salary as of the Separation Date, multiplied by (y) a fraction, the numerator of which is the number of days during calendar year 2017 during which Executive remained employed by the Company and the denominator of which is 365.

c.
Group Health Insurance – Should Executive be eligible for and timely elect to continue receiving group health and/or dental insurance coverage under the law known as COBRA, the Company shall, until the earliest of (x) the last day of the Severance Period, (y) the date that Executive is no longer eligible for COBRA continuation coverage, and (z) the end of the calendar month in which Executive becomes eligible to receive group health insurance coverage under another employer’s benefit plan (the “COBRA Contribution Period”), pay on Executive’s behalf the employer share of premium for such coverage at the same rates as from time to time in effect for the Company’s active workforce. Should Executive cease during the Severance Period to be eligible to continue receiving group health and/or dental insurance coverage under COBRA for reasons other than becoming enrolled in another group health plan (or should Executive have exhausted his COBRA coverage prior to the commencement of the Severance Period), the Company shall provide Executive with an additional monthly payment in an amount equal to the monthly employer premium paid during the final month of his COBRA continuation coverage until the earlier of (x) the last day of the Severance Period or (y) the end of the calendar month in which Executive becomes eligible to receive group health or dental insurance coverage under another employer’s benefit plan(s), as applicable. For the avoidance of doubt, (i) the Company’s assistance with health coverage costs shall in all events not extend beyond the Severance Period and (ii) to the extent Executive wishes to remain enrolled in COBRA following the expiration of the COBRA Contribution Period, all premium costs after the COBRA Contribution Period shall be paid by Executive on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for and wishes to remain enrolled in COBRA continuation coverage.

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d.
Equity Exercise – Executive may exercise any stock options outstanding and vested as of the expiration or termination of the Consultation Period during the applicable period following the expiration or termination of the Consultation Period specified in, and otherwise in accordance with the terms of, the applicable option award agreements and equity plans under which any such outstanding stock options were awarded; provided further, however, that in no event may any stock option be exercised beyond the earlier of (x) the original maximum term specified in the applicable option award agreement, and (y) ten (10) years from the original grant date of such stock option.

Other than the Severance Benefits and Accrued Benefits, Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date or the expiration or termination of the Consultation Period, other than any payments or benefits he may be entitled to receive under the Consulting Agreement due through such date of expiration or termination (the “Remaining Fees”). For the avoidance of doubt, Executive will not be eligible to receive the Severance Benefits (or any payments or benefits from the Company other than the Remaining Fees and Accrued Benefits) if he fails to timely enter into this Agreement, the Consulting Agreement or the Additional Release.

3.
Release of Claims – In exchange for the consideration set forth in this Agreement, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, provision of consulting or other services to, separation or termination from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the New York Human Rights Law, N.Y. Exec. Law § 290 et seq., the New York City Human Rights Law, N.Y.C. Admin. Code § 8-101 et seq., N.Y. Civ. Rights Law § 40-c et seq. (New York anti-discrimination law), N.Y. Lab. Law § 194 et seq. (New York equal pay law), N.Y. Lab. Law § 740 (New York whistleblower protection law), and N.Y. Lab. Law § 201-c (New York adoption leave law), all as amended; all claims arising out of the New Jersey Law Against Discrimination, N.J. Stat. Ann. § 10:5-1 et seq., the New Jersey Family Leave Act, N.J. Stat. Ann. § 34:11B-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann.  § 34:19-1 et seq., N.J. Stat. Ann. § 34:11-56.1 et seq. (New Jersey equal pay law), and the New Jersey “mini-WARN” Act (N.J.S.A. 34:21-1, et seq.), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement);

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all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this release of claims prevents Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Further, nothing herein shall prevent Executive from bringing claims to enforce this Agreement and/or the Consulting Agreement, or release (i) any rights Executive may have under the Company’s certificate of incorporation, by-laws, insurance and/or any indemnification agreement between him and the Company (and/or otherwise under law) for indemnification and/or defense as an employee, officer or director of the Company for his service to the Company (recognizing that such indemnification and/or defense is not guaranteed by this Agreement and shall be governed by the instrument or law, if any, providing for such indemnification and/or defense), (ii) any rights Executive may have to vested equity ownership in the Company under the applicable equity plans and agreements, or (iii) any right to the Accrued Benefits.

4.
Non-Solicitation and Non-Competition Obligations – Executive acknowledges and reaffirms his non-competition and non-solicitation obligations as set forth in Section 7 of the Employment Agreement (the “Restrictive Covenant Obligations”), which Restrictive Covenant Obligations survive his termination of employment and remain in full force and effect; provided, however, that in consideration of this Agreement and the Consulting Agreement, Executive acknowledges and agrees that (a) the duration of the Restrictive Covenant Obligations is amended hereby such that such Restrictive Covenant Obligations shall remain in effect during the Consultation Period and for a period of one (1) year thereafter, and (b) the definition of “Competitive” in Section 7(a)(ii) of the Employment Agreement is amended hereby such that a business will deemed “Competitive” with the Company if it satisfies such definition set forth in Section 7(a)(ii) as of the Separation Date or any date until and ending upon the termination of the Consultation Period.

5.
Non-Disclosure Obligations – Executive acknowledges and reaffirms his obligation, except as otherwise permitted by Section 9 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company or any of its subsidiaries that he acquired during the course of his employment with the Company, or may acquire during his service under the Consulting Agreement, including, but not limited to, any non-public information concerning the Company’s or any of its subsidiaries’ business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. Executive also acknowledges his continuing obligations with respect to confidential information and developments as set forth in the Invention and Non-Disclosure Agreement he executed on November 30, 2009 and that is referenced in Section 8 of the Employment Agreement (the “NDA”), which, as amended by the last sentence of this Section 5, survives his separation from employment with the Company and remains in full force and effect. Further, in consideration of this Agreement and the Consulting Agreement, Executive acknowledges and agrees that the NDA is amended hereby to apply to his Services for the Company during the Consultation Period, and all references in the NDA to “Employee” are amended hereby to refer as well to “Consultant” and all references to

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“employment” therein are amended hereby to refer as well to “consulting services” (as set forth in the Consulting Agreement).

6.
Non-Disparagement – Executive understands and agrees that, except as otherwise permitted by Section 9 below, he will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company or any of its subsidiaries, regarding the Company, any of its subsidiaries or any of the other Released Parties, or regarding the Company’s or any of its subsidiaries’ business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. For the avoidance of doubt, the foregoing shall not prevent Executive from stating or repeating factual information with respect to the Company or its assets which is otherwise publicly available. The Company agrees that its Board members and its named executive officers (as determined pursuant to Item 402(a)(3) of Regulation S-K) will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company or any of its subsidiaries, regarding Executive; provided, however, that nothing in this Section 6 shall restrict or otherwise limit such Board members or named executive officers from disclosing events or circumstances in such manner as they or the Company deem necessary to comply with or satisfy their or the Company’s disclosure, reporting or other obligations under applicable law.

7.
Return of Company Property – Executive confirms that he will, except as specifically instructed otherwise by the Company’s Chief Executive Officer, return to the Company no later than January 19, 2017 all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in his possession or control and will leave intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment or while performing services under the Consulting Agreement. Executive further agrees that he will, except as specifically instructed otherwise by the Company’s Chief Executive Officer, cancel no later than January 19, 2017 all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts. Executive will provide a written and signed certification to the Company no later than January 19, 2017, that he has returned all property and cancelled all accounts as required in compliance with this Section 7.

8.
Confidentiality – Executive understands and agrees that, except as otherwise permitted by Section 9 below, the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and his agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company and except to his immediate

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family, legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.

9.
Scope of Disclosure Restrictions – Nothing in this Agreement prohibits Executive or the Company from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

10.
Cooperation – Executive agrees that, to the extent permitted by law, he shall, during the Consultation Period and for the longer of eighteen (18) months thereafter or the duration of any matter in which he and/or the Company are defendants or responding parties that is brought or is pending during such eighteen (18) month period, reasonably cooperate with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in his possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that he incurs to comply with this paragraph. Executive further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

11.
Business Expenses; Final Compensation; Legal Fees – Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Executive further acknowledges that he has received all compensation due to him from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that, other than pursuant to the Consulting Agreement, he is not eligible or entitled to receive any additional payments or consideration from the Company beyond that provided for in Section 2 of

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this Agreement. Notwithstanding the foregoing, the Company will reimburse Executive for reasonable legal fees of up to $25,000 incurred by Executive in connection with Executive’s review and negotiation of this Agreement and all exhibits and attachments hereto. Such reimbursement will be paid no later than thirty (30) days after Executive submits substantiation of having incurred the legal fees, which Executive must do within sixty (60) days after they are incurred.

12.
Amendment and Waiver – This Agreement and the Additional Release shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

13.
Validity – Should any provision of this Agreement or the Additional Release be declared or be determined by any arbitrator acting pursuant to Section 18 below or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

14.
Nature of Agreement – Both Parties understand and agree that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

15.
Time for Consideration and Revocation – Executive acknowledges that he was initially presented with this Agreement on January 2, 2017 (the “Receipt Date”). Executive understands that this Agreement shall be of no force or effect unless he signs and returns this Agreement on or before January 24, 2017, and does not revoke his acceptance in the subsequent seven (7) day period (the day immediately following expiration of such revocation period, the “Effective Date”). Executive further understands that he will not be eligible to receive the Severance Benefits unless he timely signs, returns, and does not revoke the Additional Release.

16.
Acknowledgments – Executive acknowledges that he has been given at least twenty-one (21) days from the Receipt Date to consider this Agreement and the Additional Release (the “Consideration Period”), and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement and the Additional Release. Executive further acknowledges and agrees that any changes made to this Agreement or any exhibits or attachments hereto following his initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands that he may revoke this Agreement and the Additional Release for a period of seven (7) days after he signs each respective agreement by notifying the Company in writing, and that neither agreement shall be effective or enforceable until the expiration of each respective seven (7) day revocation period. In the event the Executive executed this Agreement within less than twenty-one (21) days after the Receipt Date, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Agreement until the end of the twenty-one (21) day period. Executive understands and agrees that by entering into this

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Agreement and the Additional Release he will be waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

17.
Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement or the Additional Release, and that he fully understands the meaning and intent of this Agreement and the Additional Release and that he has been represented by counsel of his own choosing. Executive further states and represents that he has carefully read this Agreement and the Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

18.
Arbitration – Any dispute between Executive and the Company relating in any way to this Agreement (including the Additional Release), the Consulting Agreement, Executive’s ownership of any securities of the Company or Executive’s relationship with the Company (including without limitation, Executive’s service to the Company as a consultant or the termination thereof, or Executive’s employment with the Company or separation therefrom), including, but not limited to (i) claims alleging unlawful discrimination, harassment, or retaliation on any basis protected by any applicable federal, state, or local law, (ii) claims for wages, bonuses, severance, employee benefits or other compensation, whether pursuant to contract or federal or state wage and hour laws, (iii) common law claims, including, but not limited to, tort claims, wrongful discharge claims, contract claims, defamation claims and unfair business practices claims, and (iv) any claim under any statute, law, or ordinance not expressly set forth above (“Arbitrable Claims”) shall be resolved by binding arbitration before a neutral arbitrator as provided in this Section 18 (the “Arbitration”). For the avoidance of doubt, (1) either Party shall be entitled to elect to seek from a court injunctive relief, specific performance or a declaration of rights with respect to any claim relating to any dispute that could result in irreparable harm or loss to such Party and (2) Arbitrable Claims shall not include any claim for which a Party seeks from a court such injunctive relief, specific performance or a declaration of rights pursuant to clause (1) immediately above. Further, and for the avoidance of doubt, nothing herein prevents Executive from filing a charge with, cooperating with, or participating in any proceeding or investigation before the EEOC or a state fair employment practices agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, proceeding or investigation, and further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, proceeding or investigation); provided, however, that nothing in the immediately preceding parenthetical constitutes a waiver of any of Executive’s rights or claims in connection with any arbitration proceeding hereunder. The Arbitration shall take place in New York, New York, unless otherwise agreed by Executive and the Company. The Arbitration shall be administered by the American Arbitration Association (“AAA”) under its Employment Arbitration Rules and Mediation Procedures (the “Rules”), shall be final and binding upon Executive and the Company, and shall be the exclusive remedy for all claims covered by this arbitration provision. The Arbitration shall be presided over by a single arbitrator, who shall be selected by Executive and the Company in accordance with the AAA Rules and shall be experienced in employment law and/or securities law, as may be applicable. The arbitrator shall render an award and written opinion in the form typically rendered in employment arbitrations within the time provided in the Rules. The Company shall pay any filing fee and the fees and costs of the arbitrator; provided, however, that if Executive is the party initiating the Arbitration, Executive will pay an amount equivalent to the

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filing fee that Executive would have paid to file a civil action or initiate a claim in a New York court of competent jurisdiction. Each Party shall pay for its own costs and attorneys’ fees during the pendency of the Arbitration proceeding, but the arbitrator shall award reasonable attorneys’ fees and costs to the prevailing party in the Arbitration. Either Executive or the Company may bring an action in court to compel arbitration under this Agreement or to enforce an arbitration award (an “Exempted Action”). Otherwise, neither Executive nor the Company shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. If any court or arbitrator finds that any term makes this arbitration provision unenforceable for any reason, the court or arbitrator shall have the power to modify such term (or if necessary delete such term) to the minimum extent necessary to make this arbitration provision enforceable to the fullest extent permitted by law. To the extent permitted by law and except as otherwise permitted by Section 9 above, the Parties shall keep confidential and shall not disclose any information relating to or the existence of any Arbitration under this Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

19.
Governing Law – This Agreement and the Additional Release shall be interpreted and construed by the laws of the State of New York, without regard to conflict of laws provisions. Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the State of New York located in New York County, or if appropriate, the United States District Court for the Southern District of New York (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any Exempted Action or claim that is not an Arbitrable Claim, and waives any objection to laying venue in any such action or proceeding in such courts, waives any objection that such courts are an inconvenient forum or do not have jurisdiction over either party, and agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with the terms of this Agreement.

20.
Entire Agreement – This Agreement, including all exhibits and attachments hereto, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s separation from the Company, severance benefits and the settlement of claims against the Company, and cancel all previous oral and written negotiations, agreements, commitments and writings in connection therewith; provided, however, that nothing in this Section 20 shall modify, cancel or supersede Executive’s obligations set forth in Sections 4 and 5 above.

21.
Tax Acknowledgement – In connection with the Severance Benefits provided to Executive pursuant to this Agreement and the Additional Release, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Executive shall be responsible for all applicable taxes owed by him with respect to such Severance Benefits under applicable law. Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Severance Benefits set forth in this Agreement.

22.
Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

OPHTHOTECH CORPORATION

By:     _/s/ David R. Guyer_________________    Date: __January 12, 2017_____
Name:    _David R. Guyer___________________
Title:    _CEO & Chairman of the Board ______

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this Agreement and I have chosen to execute this on the date below. I intend that this Agreement will become a binding agreement if I do not revoke my acceptance within seven (7) days. I further understand that the Severance Benefits are contingent upon my timely execution, return and non-revocation of the Additional Release.
Samir Patel, M.D.
____/s/ Samir C. Patel________________________    Date:__1/12/2017____________

[Signature Page to Separation and Release of Claims Agreement]

EXHIBIT I
Payment Subject to Section 409A
Subject to this Exhibit I, any severance payments or benefits under this Agreement shall begin only upon the date of Executive’s “separation from service” (determined as set forth below) which occurs on or after the date of Executive’s termination of employment. The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to Executive under this Agreement:
It is intended that each installment of the severance payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.
If, as of the date of Executive’s “separation from service” from the Company, Executive is not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments and benefits shall be made on the dates and terms set forth in this Agreement.
If, as of the date of Executive’s “separation from service” from the Company, Executive is a “specified employee” (within the meaning of Section 409A), then:
Each installment of the severance payments and benefits due under this Agreement that will be paid within the short-term deferral period (as defined in Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A; and
Each installment of the severance payments and benefits due under this Agreement that is not described in the immediately preceding paragraph regarding short-term deferral and that would, absent this subsection, be paid within the six-month period following Executive’s “separation from service” from the Company shall be paid during the ten day period following the date that is six months and one day after such separation from service (or, if earlier, Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of severance payments and benefits if and to the maximum extent that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the second taxable year following the taxable year in which the separation from service occurs.

[Exhibit I to Separation and Release of Claims Agreement]

The determination of whether and when Executive’s separation from service from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Exhibit I, “Company” shall include all persons with whom the Company would be considered a single employer as determined under Treasury Regulation Section 1.409A-1(h)(3).
All reimbursements and in-kind benefits provided under this Agreement or the Consulting Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.
Executive expressly acknowledges and agrees that the Company is not making any representations or warranties to him and shall have no liability to him or any other person with respect to payments made under this Agreement if any provisions of or payments under the Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

[Exhibit I to Separation and Release of Claims Agreement]

ATTACHMENT A
CONSULTING AGREEMENT
[filed as a separate Exhibit]

[Attachment A to Separation and Release of Claims Agreement]

ATTACHMENT B
ADDITIONAL RELEASE OF CLAIMS
This Additional Release of Claims (this “Additional Release”) is made as of the date set forth opposite Executive’s signature below, by and between the Company and Executive. Capitalized terms used but not defined herein have the meanings set forth in the Separation and Release of Claims Agreement (the “Separation Agreement”) to which this Additional Release is attached.
WHEREAS, the Consultation Period has expired or terminated within the five (5) business days preceding execution of this Additional Release; and
WHEREAS, Executive is entering into this Additional Release in accordance with the terms and conditions set forth in Section 2 of the Separation Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Release – In consideration of the Severance Benefits set forth in the Separation Agreement, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Additional Release, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, provision of consulting or other services to, separation or termination from, and/or ownership of securities of the Company including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the New York Human Rights Law, N.Y. Exec. Law § 290 et seq., the New York City Human Rights Law, N.Y.C. Admin. Code § 8-101 et seq., N.Y. Civ. Rights Law § 40-c et seq. (New York anti-discrimination law), N.Y. Lab. Law § 194 et seq. (New York equal pay law), N.Y. Lab. Law § 740 (New York whistleblower protection law), and N.Y. Lab. Law § 201-c (New York adoption leave law), all as amended; all claims arising out of the New Jersey Law Against Discrimination, N.J. Stat. Ann. § 10:5-1 et seq., the New Jersey Family Leave Act, N.J. Stat. Ann. § 34:11B-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann.  § 34:19-1 et seq., N.J. Stat. Ann. § 34:11-56.1 et seq. (New Jersey equal pay law), and the New Jersey “mini-WARN” Act (N.J.S.A. 34:21-1, et seq.), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Consulting Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any

[Attachment B to Separation and Release of Claims Agreement – Additional Release of Claims]

claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this release of claims prevents Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Further, nothing herein shall prevent Executive from bringing claims to enforce the Separation Agreement and/or the Consulting Agreement, or release (i) any rights Executive may have under the Company’s certificate of incorporation, by-laws, insurance and/or any indemnification agreement between him and the Company (and/or otherwise under law) for indemnification and/or defense as an employee, officer or director of the Company for his service to the Company (recognizing that such indemnification and/or defense is not guaranteed by this Agreement and shall be governed by the instrument or law, if any, providing for such indemnification and/or defense), (ii) any rights Executive may have to vested equity ownership in the Company under the applicable equity plans and agreements, or (iii) any right to the Accrued Benefits.
2.    Return of Company Property – Executive confirms that he has returned to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in his possession or control and that he has left intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment or while performing services under the Consulting Agreement. Executive further agrees that he has canceled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.
3.    Acknowledgments – Executive acknowledges that he has been given at least twenty-one (21) days to consider this Additional Release, and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Additional Release. Executive understands that he may revoke this Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period (the day immediately following expiration of such revocation period, the “Additional Release Effective Date”). Executive understands and agrees that by entering into this Additional Release, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
4.    Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Additional Release, and that he fully understands the meaning and intent of this Additional Release. Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. Executive further states and represents that he has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.
For the avoidance of double, this Additional Release supplements, and in no way limits, the Separation Agreement.

[Attachment B to Separation and Release of Claims Agreement – Additional Release of Claims]

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the Severance Benefits, to which I acknowledge I would not be entitled if I did not sign this Additional Release. I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.
Samir Patel, M.D.
______________________________________    Date:____________________

[Attachment B to Separation and Release of Claims Agreement – Additional Release of Claims]